CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in the Associated Communications
Corporation Proxy Statement which is made a part of the Registration Statement (Form S-4) dated July 29, 1994 and Southwestern Bell Corporation Prospectus of our report dated March 28, 1994, on our audit of the combined financial statements and financial statement schedules of Bay Area Cellular Telephone Company and Pittsburgh Cellular Telephone Company as of, and for the year ended, December 31, 1993. We also consent to the reference to our firm under the caption "Experts."

                                   /s/ COOPERS AND LYBRAND

San Francisco, California
July 29, 1994